UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2002

NEXPRISE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-1333

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

     On August 29, 2002, NexPrise, Inc. (“NexPrise”) announced the sale of its interest in Amphire, Solutions Inc., a leading provider of supply chain solutions. Under the terms of the agreement, NexPrise has sold all of its shares of Amphire common stock for $2 million in cash to parties unaffiliated with NexPrise. The transaction will result in a gain of approximately $1.8 million, which NexPrise will report in the quarter ending September 30, 2002. NexPrise will no longer hold a seat on the Amphire board of directors.

     The press release dated August 29, 2002 is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated August 29, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC

Date: September 3, 2002	By:	/s/ Jerome E. Natoli

Jerome E. Natoli Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 29, 2002